Exhibit 10.1

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

Execution Copy	Master Agreement for Research Services

Strictly Confidential

MASTER AGREEMENT FOR RESEARCH SERVICES

between

TRON-Translationale Onkologie

an der Universitätsmedizin

der Johannes Gutenberg Universität Mainz gemeinnützige GmbH

Freiligrathstrasse 12

D-55131 Mainz

hereinafter referred to as “TRON“

and

BioNTech AG

An der Goldgrube 12

D-55131 Mainz

hereinafter referred to as “BIONTECH“

as well as the subsidiaries of BIONTECH:

BioNTech RNA Pharmaceuticals GmbH

An der Goldgrbe 12

D-55131 Mainz

and

BioNTech Diagnostics GmbH

An der Goldgrube 12

D-55131 Mainz

and

BioNTech Protein Therapeutics GmbH

An der Goldgrube 12

D-55131 Mainz

and

BioNTech Cell & Gene Therapies GmbH

An der Goldgrube 12

D-55131 Mainz

and

Eufets GmbH

Vollmersbachstrasse 66

D-55743 Idar-Oberstein

and

JPT Peptide Technologies GmbH

Volmerstrasse 5

D-12489 Berlin

hereinafter jointly referred to as “BIONTECH SUBSIDIARIES”

BIONTECH and BIONTECH SUBSIDIARIES hereinafter

jointly referred to as the “BIONTECH GROUP”

dated

01 January 2015

PREAMBLE

A.

BIONTECH is a company which, jointly with its subsidiaries, is mainly active in the development of innovative molecular immune therapies as well as diagnostic approaches based on biomarkers aimed at an individual treatment of cancer and other serious diseases.

B.

TRON is a company founded by the UNIVERSITÄT MAINZ, the Universitätsmedizin der Johannes Gutenberg-Universität Mainz, 55099 Mainz (hereinafter referred to as “UNIVERSITY MEDICINE”), Professor Dr. Ugur Sahin and the federal state of Rhineland Palatinate which is active in the research in the fields of oncology and immunology with the aim of obtaining results from universities and to implement them in the practice.

C.

TRON works closely with the UNIVERSITY MEDICINE. The UNIVERSITY MEDICINE takes over a part of the tasks which TRON must fulfil in the scope of a cooperation with THIRD PARTIES based on the Cooperation Agreement dated 15 January 2010 concluded with TRON, depending on the specifications applicable in each individual case.

D.

BIONTECH, UNIVERSITY MAINZ and Ganymed Pharmaceuticals GmbH have been cooperating for many years and have jointly achieved developments results, recently on the basis of the OLD COOPERATION AGREEMENT (as defined below). After the OLD COOPERATION AGREEMENT entered into force, the companies BioNTech RNA Pharmaceuticals GmbH, BioNTech Diagnostics GmbH, BioNTech Protein Therapeutics GmbH and BioNTech Cell & Gene Therapies GmbH were founded as subsidiaries of BIONTECH in March 2009 which have, since then, also cooperated with Ganymed Pharmaceuticals GmbH and the UNIVERSITY MAINZ. The OLD COOPERATION AGREEMENT was terminated based on the separate LICENSING AGREEMENT (as defined below). This AGREEMENT replaces the cooperation between BIONTECH and the UNIVERSITY MAINZ under the OLD COOPERATION AGREEMENT, where TRON is, in relation to BIONTECH or in relation to any company of the BIONTECH SUBSIDIARIES, responsible for rendering research services which needed to be performed by the UNIVERSITY MEDICINE prior to the effectiveness of this AGREEMENT on the basis of the OLD COOPERATION AGREEMENT.

E.

The companies of the BIONTECH GROUP intent to claim the research services of TRON on a regular basis. Therefore, this AGREEMENT provides for the framework conditions for research services which TRON renders to a company of the BIONTECH GROUP. In the scope of this cooperation, the PARTIES will conclude individual orders with the relevant research services on the basis of this AGREEMENT.

1.	Definition of Terms

For the purposes of this AGREEMENT, the following terms shall have the following meanings:

1.1.

“OLD COOPERATION AGREEMENT” means the cooperation, purchase and licensing agreement dated 30 December 2008 between the UNIVERSITY MAINZ, Ganymed Pharmaceuticals AG and BIONTECH, including its Supplementary Agreement dated 24 August 2009.

1.2	“THIRD PARTIES” means natural and legal persons who are not PARTIES.

1.3

“RESULTS” mean all inventions, methods, specifications, materials, documents, data, know- how and other results (insofar as they are covered by the individual order and regardless of whether they are capable of being protected or not) which are achieved by (i) TRON alone or (ii) the PARTIES jointly during the performance of PROJECTS and in context of the PROJECT objectives agreed for each individual case.

1.4

“VALID CLAIM” means a claim which is granted and has not been cancelled or was not declared null and void in a legally binding manner by the expiry of the protection period or by the withdrawal of the relevant patent. In case of pending patent applications, a VALID CLAIM shall apply for the duration of [***] years from the priority of the relevant patent, unless an application for verification was filed before, however for no longer than a period of [***] years from the priority of the relevant patent for as long as no patent was granted.

1.5	“CALENDAR YEAR” means a year which starts on 01 Jan. and ends on the subsequent 31 Dec.

1.6	“LICENSING AGREEMENT” means the Licensing Agreement between BIONTECH, TRON, UNIVERSITY MEDICINE, UNIVERSITY MAINZ and Ganymed Pharmaceuticals AG dated 01 January 2015.

1.7

“NET SALES PRICE” means the amount invoiced to a THIRD PARTY for the acquisition of a CONTRACT PRODUCT by a company of the BIONTECH GROUP or their Licensees (or Sub- licensees) or distributors, less the following positions, if these deductions were actually granted or are to be attributed to the CONTRACT PRODUCT according to the applicable principles of proper accounting:

(i)	value added tax which might arise for the sale of the CONTRACT PRODUCTS, customs and other fees under public laws which arise for the manufacturing, import or use of the CONTRACT PRODUCTS;

(ii)	customary quantity discounts and discounts for cash payment;

(iii)	credits for returned CONTRACT PRODUCTS or for subsequent price discounts; and

(iv)	costs of transport and of transport insurance, if these costs are included in the sales price of the CONTRACT PRODUCTS or are separately disclosed in the relevant invoice.

The NET SALES PRICE will be charged only once for each CONTRACT PRODUCT, namely when the relevant CONTRACT PRODUCT is sold for the first time by the relevant company of the BIONTECH GROUP, their Licensees (or Sub-licensees) or distributors to any Third Party which is neither a Licensee (or Sub-licensee) nor a distributor of the relevant Party.

1.8

“PARTIES” mean jointly the companies of BIONTECH GROUP and TRON, and “PARTY” means BIONTECH, RNA Pharmaceuticals GmbH, BioNTech Diagnostics GmbH, BioNTech Cell & Gene Therapies GmbH, BioNTech Protein Therapeutics GmbH, Eufets GmbH or JPT Peptide Technologies GmbH and TRON individually.

1.9

“PROJECTS” mean work packages to be determined by TRON and the relevant companies of the BIONTECH GROUP in accordance with Art. 2.1 which contain PROJECT SERVICES under this AGREEMENT. PROJECTS might comprise, on the one hand, PROJECT SERVICES to be allocated to the field of innovative applied research and which are to be performed largely independently by TRON, where the individual work steps and targets for the affected PARTIES cannot be determined, in detail, at the time when they agree on the PROJECT, and, on the other hand, determinable services in the field of research and development or in the field of clinical research.

1.10	“PROJECT SERVICES” means such services which are rendered by TRON in the context of a PROJECT to achieve RESULTS.

1.11

“PROJECT PATENTS” means all patents, patent applications, divisional applications, supplementary protection certificates, supplementary protection documents, additional patents and utility models which have been applied for or were granted in individual countries or on a world-wide basis and which claim the RESULTS. For the avoidance of doubt: a PROJECT PATENT shall only be deemed to exist if TRON’s employees are inventors or co-inventors of the affected invention under the patent laws. If the definition of BioNTech PATENTS as set forth in the LICENSING AGREEMENT applies simultaneously to any of the “Project Patents”, the provisions of the LICENSING AGREEMENT shall apply exclusively to this “Project Patent” and the regulations of this AGREEMENT shall not apply. For the avoidance of doubt: insofar as patent applications were filed before [***] in accordance with the regulations set forth in Art. 1.4, 1.8 and 2.10 of the LICENSING AGREEMENT; these patents or patent applications shall by governed by the provisions of the LICENSING AGREEMENT and the provisions of the LICENSING AGREEMENT shall apply exclusively, regardless of whether PROJECT SERVICES were rendered or RESULTS were achieved under this AGREEMENT before [***].

1.12

“TRON IMPROVEMENTS” mean all inventions, specifications, materials, methods, documents, data, know-how and other results (regardless of whether they are capable of being protected or not) which (i) TRON achieves in the context of or during the performance of PROJECTS or which are achieved jointly by the PARTIES in the context or during the performance of PROJECTS; and (ii) which relate to the technology applied by TRON to render the PROJECT SERVICES, which TRON is entitled to dispose of, in particular for molecular- biological and serological identification and validation of disease-relevant markers (target structures) from biological material which are suited for a therapeutic and/or diagnostic use. The RESULTS do not belong to the TRON IMPROVEMENTS.

1.13	“UNIVERSITY MAINZ” means the Johannes Gutenberg-Universität Mainz, D-55099 Mainz.

1.14

“AFFILIATED COMPANIES” means companies (i) in which any PARTY holds, directly or indirectly, more than fifty percent (50%) of the voting shares or which is, in any other way, for example on a contractual basis, through special voting rights or voting rights commitment agreements, entitled to exert a controlling influence on the management, (ii) which hold, directly or indirectly, more than fifty percent (50%) of the voting shares of a PARTY or which are otherwise entitled to exert a controlling influence on the PARTY’s management or (iii) if more than fifty percent (50%) of the voting shares or the controlling influence on the management are held or exercised by one person or a company which also holds more than fifty percent (50%) of the voting shares of this PARTY or has a controlling influence on the management of this PARTY.

1.15	“AGREEMENT” means this Master Agreement for Research Services between BIONTECH GROUP and TRON, including its Annexes.

1.16	“CONCLUSION OF THE AGREEMENT” means the date set forth in the caption on which this AGREEMENT takes effect.

1.17

“CONTRACT PRODUCTS” means all products which are developed, manufactured and/or marketed by a company of the BIONTECH GROUP and/or Licensees (or Sub-licensees) or their Legal Successors; and which contain a RESULT and are covered by a PROJECT PATENT.

1.18

“CONFIDENTIAL INFORMATION” means all data and information, study results, documents, materials and findings, business and trade secrets of the PARTIES of which the PARTIES have gained knowledge or which they disclose to each other during the performance of this AGREEMENT. TRON’s duty of secrecy comprises the CONFIDENTIAL INFORMATION and the RESULTS and the duty of secrecy of the companies of the BIONTECH GROUP comprises the CONFIDENTIAL INFORMATION and the TRON IMPROVEMENTS, unless any use of TRON IMPROVEMENTS is covered by the license under Art. 4.6 and 4.7. CONFIDENTIAL INFORMATION also comprises the contents of this AGREEMENT, of its Annexes and of any associated agreements, if any, such as quality agreements.

1.19

“PRE-EXISTING KNOWLEDGE” means all industrial property rights, the know-how, technologies and other knowledge of TRON, insofar as TRON is entitled to dispose of them and which could be useful for performing a PROJECT, but which were already achieved prior to its start.

2.	Performance of PROJECTS

2.1

The PROJECTS should generally be agreed between a company of the BIONTECH GROUP and TRON by the conclusion of an individual order. Even AFFILIATED COMPANIES of BIONTECH which are added after the conclusion of this AGREEMENT shall be entitled to agree on individual orders with TRON on the basis of this AGREEMENT.

The following should be agreed, as a minimum, in the individual order between TRON and the company of the BIONTECH GROUP which orders the relevant PROJECT SERVICES: tasks, scope and targets of the PROJECT SERVICES to be rendered by TRON and their start, end and time sequence, the remuneration and the cooperation of the company of the BIONTECH GROUP, if appropriate.

Prior to agreeing on a PROJECT on the basis of an individual order, TRON will normally provide an offer to the company of the BIONTECH GROUP which wishes to use the PROJECT SERVICES of TRON in the context of a PROJECT, following a relevant request for an offer issued by the company of the BIONTECH GROUP, and such offer shall set out the scope of the services and the costs in a final manner.

The sample of an individual order is attached hereto in Annex 1.

For PROJECTS in the field of applied research, TRON and the relevant company of the BIONTECH GROUP may already bindingly agree on the provisions of the scope of activities and duties in the context of the overall project plan as defined in Art. 2.2; in this case, no separate individual order as defined above shall be required by way of exception. However the overall project plan should, in this case, already specify in a sufficiently concrete manner the scope, period and costs for the relevant PROJECT, so that the activities owed by TRON as well as the other conditions mentioned above are understandable for the PARTIES. The overall project plan can only be bindingly accepted in accordance with this section by the commercial managing director for TRON and by the chief financial officer of BIONTECH on the part of the BIONTECH GROUP.

2.2

The PARTIES will, in regular intervals, however at least no later than at the beginning of the fourth quarter of any CALENDAR YEAR prepare an overall project plan as Annex 2 to this AGREEMENT, which includes any and all planned PROJECTS and PROJECT SERVICES to be rendered by TRON, the relevant individual budget and the costs as well as the schedule for the PROJECTS for the subsequent CALENDAR YEAR, in order to support, as far as possible, a concrete and early initial agreement between the PARTIES on PROJECT SERVICES to be rendered in the future and to determine the capacities of TRON to be applied for this purpose. The initiative for the PROJECTS covered by this overall project plan shall be made by BIONTECH, where the overall project plan will be prepared and issued in close coordination between the PARTIES. Insofar as necessary due to changed circumstances, the PARTIES should, in the meantime, also strive for an adaptation of the overall project plan according to the plans and tasks which are applicable at the relevant time.

The discussions regarding the overall project plan will always be conducted by the commercial managing director on the part of TRON and by the chief financial officer of BIONTECH on the part of the BIONTECH GROUP.

The overall project plan serves exclusively for planning purposes and shall be non-binding, unless individual specifications are explicitly determined as binding in the overall project plan (in particular in the field applied research). Binding orders and remunerations will be provided for the individual orders. The individual orders might, insofar, deviate from the non-binding specifications set forth in the overall project plan. Unless otherwise provided for in the overall project plan or the individual orders (in accordance with Art. 2.1, last paragraph), the remunerations agreed in the overall project plan and the individual orders are fixed prices or maximum remunerations for certain research services.

2.3

This Master Agreement does not justify a claim of TRON for receiving orders on a certain scope of the PROJECT SERVICES and does not contain an obligation of TRON to provide certain personnel or technical capacities.

2.4

The PARTIES will provide each other with all the information required for performing the PROJECT SERVICES. The documents and materials provided to a PARTY are leased and are subject to the duty of secrecy set forth in Art. 7. They shall be used exclusively for the purposes of this AGREEMENT or of the PROJECT and shall be returned to the relevant PARTY after the completion of the PROJECT.

2.5

TRON shall be entitled, with the written consent of the other PARTY with whom the PROJECT was agreed, to engage THIRD PARTIES for rendering individual PROJECT SERVICES. The consent of the companies of BIONTECH GROUP shall be deemed to be given for the UNIVERSITY MEDICINE and UNIVERSITY MAINZ. TRON will enter into Non-Disclosure Agreements as defined in Art. 7 with the THIRD PARTIES before information and materials are forwarded.

2.6

The relevant PARTIES will each appoint one competent project manager no later than [***] days after the conclusion of each individual order and will inform the other PARTY of the name of the project manager. The project managers are contacts for the performance of the relevant PROJECT.

2.7

The relevant affected company of the BIONTECH GROUP shall be entitled to suggest changes of the PROJECTS which it has agreed with TRON in terms of their contents and/or time. TRON will inform the affected company of the BIONTECH GROUP of changes of PROJECTS which are necessary or appropriate in their opinion. PROJECTS will be changedon the basis of a written change request of the affected company of the BIONTECH GROUP. TRON will support the affected company of the BIONTECH GROUP, to the best of its abilities, in the preparation of a change request and will provide all necessary information as soon as possible. Any change of a PROJECT will take effect, unless TRON objects to the change request, in writing, within a period of [***] weeks after having received the change request.

3.	Obligations of the Parties

3.1

TRON will render the PROJECT SERVICES by observing the scientific standards, all applicable laboratory and legal provisions and with the care customary in the industry. It will use the necessary time and the required qualified personnel to handle the PROJECT SERVICES in the time prescribed with the best possible result. TRON will properly document and keep the contents and results of the work it has performed, including raw data. In addition to the individual order, the PARTIES will enter into quality agreements with contain the specific regulatory standards and requirements for the PROJECT SERVICES for PROJECT SERVICES rendered in the field of clinical research (e.g. if a company of the BIONTECH GROUP acts as sponsor of a clinical study).

3.2

BIONTECH will provide TRON with the devices which are not available to TRON or the UNIVERSITY MEDICINE and which are necessary for performing the PROJECTS, according to an individual agreement and free of charge, insofar as that is reasonable. The PARTIES will inform each other through their project managers about all processes, problems, novelties and technical and scientific findings which relate to the PROJECT.

3.3

TRON will inform the company of theBIONTECH GROUP with whom it has agreed on the PROJECT, in detail, about the status of the PROJECT SERVICES and about the RESULTS which have been achieved (as well as about TRON IMPROVEMENTS, if any, insofar as they are relevant in view of the PROJECT objective) and it will provide copies of the research documents to assess the RESULTS. In addition, TRON shall provide the relevant company of the BIONTECH GROUP, at its request, with written intermediate reports about the PROJECT SERVICES and the RESULTS achieved during the performance of the PROJECT to a reasonable extent. TRON will prepare and hand over the intermediate reports to the best of its abilities within the time, in the form and scope prescribed by the company of the BIONTECH GROUP. If the relevant PARTIES detect that the objective of any of the PROJECTS cannot be achieved or cannot be achieved as planned, they will immediately inform each other thereof.

3.4

After the completion of a PROJECT, TRON will provide the relevant company of the BIONTECH GROUP with whom the PROJECT was agreed, with a final report within [***] days, unless otherwise agreed in an individual case; this report must present the RESULTS achieved by TRON and other findings relevant for the PROJECT and contains the documents, manufacturer instructions and research documents, including electronic data, which were created. Insofar as TRON has prepared materials in the context of the PROJECT and unless otherwise agreed in the individual case, also the materials shall be provided to the relevant company of the BIONTECH GROUP. Insofar as relevant TRON IMPROVEMENTS were generated in the context of the PROJECT in view of the PROJECT objectives, TRON will also present the TRON IMPROVEMENTS in the final report.

4.	Industrial Property Rights and Copyrights, Rights to Results

4.1

If TRON achieves RESULTS in the context of PROJECTS which are capable of being protected, TRON will immediately inform the company of the BIONTECH GROUP with whom the PROJECT was agreed about such fact in writing, by sending a notification of an invention to the relevant company of the BIONTECH GROUP. The relevant company of the BIONTECH GROUP shall be exclusively entitled to the RESULTS which are capable of being protected, the documentation relating thereto and the material produced in the context of a PROJECT; and the relevant company of the BIONTECH GROUP is solely entitled to commercial exploit the RESULTS. For the avoidance of doubt: TRON shall not be entitled to use the RESULTS, regardless of the purpose.

4.2

TRON hereby transfers their rights to the RESULTS to the company of the BIONTECH GROUP with whom the PROJECT under Art. 2.1 was agreed, and the relevant company of the BIONTECH GROUP accepts the transfer. TRON will support the BIONTECH GROUP regarding all questions relating to the ownership of the RESULTS and the patent applications for the RESULTS, to the best of its abilities. Insofar as TRON has reasonable grounds to be of the opinion that the expenses arising therefrom for TRON are unreasonable in view of the scope of the relevant PROJECT and the remuneration paid by BIONTECH for that purpose, TRON will inform the relevant company of the BIONTECH GROUP in advance, and TRON and the relevant company of the BIONTECH GROUP will then, in an amicable manner, agree on the reimbursement of the costs which arise for TRON. The relevant company of the BIONTECH GROUP shall be entitled to file applications for industrial property rights in their own name and to maintain, defend and enforce them toward THIRD PARTIES.

4.3

TRON undertakes to use the RESULTS of its employees which are capable of being protected by industrial property rights without restrictions or to only release them with the prior written consent of the relevant company of the BIONTECH GROUP. TRON will subject its sub- contractors, in particular the UNIVERSITY MEDICINE, to the same commitments, insofar as permitted by law, and ensure that TRON will become the owner of the RESULTS which are achieved by the subcontractors (in particular the UNIVERSITY MEDICINE). TRON or its sub-

contractors are responsible for the remuneration for RESULTS achieved by employees of TRON or its subcontractors which are capable of being protected by industrial property rights under employee invention laws. Insofar as the employee of TRON has an effective and enforceable claim to a remuneration under employee invention laws for RESULTS which are capable of being protected by industrial property rights toward TRON which is not calculated on the basis of the compensation to which TRON is entitled for the relevant RESULT which is capable of being protected by industrial property rights or which exceeds this calculation basis and which is neither based on an agreement between TRON and the relevant employee nor on a relevant determination made by TRON, the relevant company of the BIONTECH GROUP will indemnify TRON in the amount of the difference.

4.4

TRON will ensure that persons who are not in an employment relationship with TRON or one of its subcontractors, will only be involved in PROJECTS, if they have made a declaration in accordance with the sample attached to this AGREEMENT in Annex 3.

4.5

If TRON achieves, in the context of PROJECTS, any TRON IMPROVEMENTS which are capable of being protected by industrial property rights, TRON will inform the relevant company of the BIONTECH GROUP about that fact in writing in due time and will send a notification of an invention to the relevant company of the BIONTECH GROUP. TRON will provide the relevant company of the BIONTECH GROUP, at the latter’s request, with a data package which contains all information and other data on the TRON IMPROVEMENTS which are necessary for a company of the BIONTECH GROUP for the scope of application of the license in accordance with Art. 4.6 (2).

Insofar as it is disputed between TRON and the relevant company of BIONTECH GROUP (or another company of the BIONTECH GROUP) whether it is a TRON IMPROVEMENT, the PARTIES will make all efforts to bring about an amicable clarification of the matter.

4.6

TRON shall exclusively be entitled to TRON IMPROVEMENTS; and in the relation between the PARTIES, TRON shall solely be entitled to commercially exploit the TRON IMPROVEMENTS. With regard to the transfer to TRON and the filing of applications for industrial property rights for TRON IMPROVEMENTS, the relevant company of the BIONTECH GROUP shall, mutatis mutandis, have the obligations to which TRON is obliged under Art. 4.2—4.4. With regard to the indemnification for remunerations under employee invention laws for TRON IMPROVEMENTS which are capable of being protected by industrial property rights and the expense allowance for the support in applying for TRON IMPROVEMENTS which are capable of being protected by industrial property rights, TRON shall, mutatis mutandis, have the obligations to which the relevant company of the BIONTECH GROUP is obliged in accordance with Art. 4.2 - 4.4.

Insofar as that is necessary (i) for the continued development and exploitation of RESULTS (in particular for the manufacturing and/or marketing of CONTRACT PRODUCTS) and/or (ii) for the development, manufacturing or marketing of products which are based on results in which BIONTECH has licenses on the basis of the LICENSING AGREEMENT, TRON will grant BIONTECH, already in this AGREEMENT, a non-exclusive, free of charge (subject to Art. 5.5), irrevocable right to use the TRON IMPROVEMENTS with the right to grant sublicenses. Each time sub-licenses are granted to another company of the BIONTECH GROUP or a THIRD PARTY, BIONTECH will inform TRON thereof, in writing. In relation to TRON, such a sub- license will only become effective when TRON receives this information.

For the avoidance of doubt: the licenses under the LICENSING AGREEMENT shall remain unaffected thereby.

4.7

Insofar as PRE-EXISTING KNOWLEDGE of TRON is necessary to be able to use the RESULTS transferred according to the Articles 4.1 and 4.2 (and those documented under Art. 3.4, if any), TRON grants the relevant company of the BIONTECH GROUP an irrevocable, non-exclusive license thereto with the right to grant sub-licenses to use them for the purposes of the relevant PROJECT or the RESULTS transferred according to Articles 4.1 and 4.2. The licence shall be deemed to be paid with the payments under Art. 5.5. For the avoidance of doubt: the licenses under the LICENSING AGREEMENT shall remain unaffected thereby.

5.	Remuneration, Payment Terms

5.1

To ensure that the start of the PROJECT SERVICES within the first three CALENDAR YEARS will not be jeopardized due to liquidity reasons, BIONTECH will pay to TRON within the first three CALENDAR YEARS at each 10th January of the running CALENDAR YEAR a pre-payment of [***] of the total amount of the compensation that is agreed according to Art 5.2. This amount will be offset with the invoice for the month December. Insofar the liquidity of TRON is ensured, this pre-payment will not apply.

5.2

Unless otherwise agreed, the PROJECT SERVICES whose subject is the field of applied research, will be invoiced by TRON in accordance with Art. 5.3. Unless explicitly otherwise agreed, the total amount agreed for the relevant PROJECT of applied research in the overall project plan shall be deemed to be a fixed price or a maximum remuneration for the relevant PROJECT SERVICES. Deviating agreements can only be made between the commercial managing director of TRON and the chief financial officer of BIONTECH.

For other PROJECTS, the remuneration for the PROJECT SERVICES will be bindingly agreed in the individual agreement between the relevant PARTIES, where the overall project plan should comprise these other PROJECTS in accordance with Art. 2.2.

5.3

Notwithstanding any deviating agreement, the PROJECT SERVICES whose subject is the field of applied research, will be invoiced at [***], by taking into consideration the provisions under Art. 5.2 for each [***], plus a profit surcharge which is included (hereinafter referred to as “Cost”). The total number of hours which were worked for the PROJECT SERVICES in [***] and the relevant personnel expenses will be disclosed under the caption Personnel Expenses.

Cost of materials will be separately disclosed in the invoice and charged in form of individual cost of materials and individual research services, insofar as they can be allocated to one PROJECT.

Costs for animal experiments and the use of the Next Generation Sequencing Machine (NGS) will also be disclosed separately in the invoice and invoiced, insofar as that is possible.

5.4

TRON will invoice the PROJECT SERVICES of each [***] toward the company of BIONTECH GROUP with whom the PROJECT was agreed, no later than at the end of the [***] calendar day of the subsequent [***]. The remuneration will be due for payment on a [***] basis no later than on the [***] calendar day after receipt of the invoice to the bank account specified by TRON.

5.5

As a compensation for the rights to the PROJECT PATENTS in accordance with Art. 4, the company of BIONTECH GROUP with whom TRON has agreed on the PROJECT, will pay a compensation for the CONTRACT PRODUCTS that are covered by a VALID CLAIM and sold by itself of its licensees (resp. sub-licensees) to THIRD PARTIES in the amount of

(i)	[***] percent ([***]%) of the NET SALES of the CONTRACT PROUCT up to an amount of an annual NET SALES per CONTRACT PRODUCT of [***] ([***])

and

(ii)	[***] percent ([***]%) of the NET SALES of the CONTRACT PRODUCT to the extent that the annual NET SALES per CONTRACT PRODUCT exceeds [***] ([***]).

5.6

If a company of the BIONTECH-GROUP is obliged to pay a compensation according to the LICENSE AGREEMENT for the sale of a CONTRACT PRODUCT, the compensation according to Art 5.5 of this AGREEMENT for this CONTRACT PRODUCT that is subject to payment will not apply. For sake of clarity: In this event only the compensation according to the LICENSE AGREEMENT will apply and there is no further or additional payment obligation according to this AGREEMENT.

5.7	The company of BIONTECH GROUP will inform TRON of the remunerations to be paid to TRON for each calendar quarter by a company of BIONTECH GROUP in accordance with Art.

5.5 within [***] after the end of the previous calendar quarter. The relevant payment to TRON shall be due for payment within another [***], however no later than after the end of [***] months after the expiry of the previous calendar quarter.

All payments and royalties must be made in Euro plus the applicable valid added tax. If NET SALES PRICES are received in foreign currency, they shall be converted using the exchange rate published by the European Central Bank at 3:00 pm of the last business day of the relevant billing period. Each payment shall fall due within [***] work days after the end of the calendar quarter to which the payment relates.

5.8

Each company of BIONTECH GROUP will keep all records such as books, documents and data which are necessary to determine the correctness and completeness of the billings in accordance with the principles of proper accounting. TRON shall, after a reasonable notice in advance, be entitled to have these books, documents and data audited [***] per year during the general office hours of companies of BIONTECH GROUP by their auditor. TRON will bear the costs of the auditor, unless the audit reveals that a difference of [***] or more exists to the detriment of TRON between the billing of a company of BIONTECH GROUP and that of the auditor, in this event, the costs shall be borne by BIONTECH. Difference amounts are due for payment immediately.

6.	Warranty, Liability

6.1

TRON undertakes that, after the conclusion of an individual order in accordance with Art. 2.1, it will not conclude any agreements with THIRD PARTIES which might restrict them in relation to the PROJECT SERVICES to be rendered.

6.2

The PARTIES will inform each other about industrial property rights and copyrights of THIRD PARTIES which they are aware of or which become known to them and which might be violated by the use of the RESULTS. They will amicably decide whether and in what way any rights of THIRD PARTIES need to be taken into consideration in the context of PROJECTS.

6.3

If a claim is asserted against a PARTY due to the fact that third party property rights are violated by the use of results generated on the basis of this AGREEMENT in compliance with the Agreement, the relevant PARTY will immediately inform the other PARTY thereof. If the attacked PARTY defends itself against the alleged violations, the other PARTY will support it to the best of its abilities.

6.4

The relevant companies of BIONTECH GROUP and TRON will be liable toward each other only for intent and gross negligence. In case of gross negligence, the liability for indirect damage, consequential damage and lost profits shall be excluded.

6.5

The company of BIONTECH GROUP which agreed on the PROJECT with TRON undertakes to indemnify TRON of all product liability claims in connection with the CONTRACT PRODUCTS and of all claims of THIRD PARTIES which are asserted because the RESULTS violate THIRD PARTY property rights. The relevant company of BIONTECH GROUP is, however, only obliged to the indemnification under the following conditions: (i) TRON informs the relevant company of the BIONTECH GROUP immediately in writing about claims which were asserted; (ii) the relevant company of BIONTECH GROUP is solely entitled to take over the defence against the claim and the conclusion of a settlement relating to the claim and (iii) TRON supports the relevant company of BIONTECH GROUP to the best of its abilities in the defence against the claim, against the reimbursement of reasonable expenses which it incurs.

The obligation of the company of BIONTECH GROUP under Art. 6.5 shall not apply in relation to the violation of THIRD PARTY property rights if the violation had not occurred if TRON had acted in line with the provisions of this AGREEMENT in relation to the RESULTS.

7.	Secrecy, Publications

7.1

The PARTIES undertake to keep in secret the CONFIDENTIAL INFORMATION which they receive, directly or indirectly, from one of the other PARTIES, to not make them accessible to THIRD PARTIES (notwithstanding Art. 7.3) and to only use them for the purposes of the PROJECTS.

7.2	The above obligation will not apply to such CONFIDENTIAL INFORMATION of which the PARTY receiving the information can evidence that it

(i)	has already been in the public domain at the time of notification or have come to the public domain after such time without their fault;

(ii)	has already been in its possession at the time of notification;

(iii)

was made accessible to it from THIRD PARTIES without an obligation of secrecy and non-use, unless these THIRD PARTIES have received the information, directly or indirectly, from one of the other PARTIES; or

(iv)	must be disclosed to authorities on the basis of legal provisions.

7.3

The PARTIES undertake to only provide the CONFIDENTIAL INFORMATION to such employees and vicarious agents as well as to those THIRD PARTIES insofar as they need to gain knowledge of the Information for the purposes of the PROJECTS or to THIRD PARTIES who are interested in a participation under company laws or in the acquisition of all essential assets of the relevant business field of a PARTY and who verify this and who were committed to the same duties of secrecy as agreed by the PARTIES, also for the time after the end of the employment relationship, insofar as permitted by law. The receiving PARTY will immediately inform the other PARTY of the names of the employees who have gained knowledge of the information and will evidence the conclusion of a non-disclosure agreement with the relevant employee at their request. After the termination of the AGREEMENT, the PARTIES are obliged to return to the PARTY which has disclosed the CONFIDENTIAL INFORMATION any and all CONFIDENTIAL INFORMATION as well as any copies prepared thereof or they shall destroy them according to the latter’s instructions.

7.4

Each PARTY will make publications during the term of this AGREEMENT and for a period of up to [***] years after its termination only with the consent of the affected PARTY, insofar as interests of the other PARTY might be affected, in particular if the planned publication contains RESULTS. The other PARTY is obliged to grant their consent or to object to the planned publication within [***] weeks after the hand-over of the complete manuscript. If the PARTY fails to object to the publication within this period, the consent shall be deemed to be given. The [***] period will, however, only start after the responsible contact or their representative has demonstrably confirmed, in writing, that the other PARTY has received the manuscript. An objection to a publication must only be made for an important reason. An important reason shall be deemed to exist, in particular, if a PARTY intends to file applications for intellectual property rights for inventive contributions contained in the publication in due time; the PARTIES agree that the maximum period by which a publication can be delayed for the purpose of filing intellectual property rights applications will be [***] months after the hand-over of the complete manuscript of the planned publication and after the PARTIES have gained knowledge of the RESULT which is capable of being protected by an industrial property right. In the event of an objection, the PARTIES will, however, make all efforts to jointly find a compromise regarding time and/or contents for a premature publication by observing the legal obligations and justified interests of their own and those of the affected examinees, doctoral students or assistant professors, in particular insofar as final examinations, Doctoral Theses or Postdoctoral Theses are affected by the work on the project.

7.5	The obligation of secrecy shall survive the termination of this AGREEMENT for a period of [***] years.

7.6

The obligation of secrecy and the regulation on publications set forth in this Art. 7 shall not apply to companies of BIONTECH GROUP in relation to RESULTS. The obligation of secrecy as well as the regulation on publications under this Art. 7 shall not apply to TRON in relation to TRON IMPROVEMENTS.

8.	Term, Termination

8.1	This AGREEMENT was concluded for an indefinite period of time, either PARTY may terminate it with a notice period of [***] months to the end of the calendar month.

8.2

Running PROJECTS shall remain unaffected by a termination in accordance with Art. 8.1 and will be continued in accordance with the provisions of this AGREEMENT until the final liquidation. Unless a different notice period is agreed in the individual order, running PROJECTS can be terminated with a notice period of [***] months to the end of the calendar month by the company of BIONTECH GROUP which agreed on the PROJECT with TRON.

8.3	The PARTY’s right to a termination for an important reason shall remain in full force and effect.

8.4	Each termination shall be made in writing to be effective.

8.5	Insofar as a company of the BIONTECH GROUP terminates the AGREEMENT, the AGREEMENT will otherwise remain in effect, without changes, between the remaining companies of BIONTECH GROUP and TRON.

8.6

Articles 4, 5.4 (insofar as PROJECT SERVICES still need to be billed which were rendered prior to the termination of the AGREEMENT), 5.5, 5.6, 5.7, 5.8, 6, 7, 8.2, 8.5 and 9 shall survive the termination of this AGREEMENT.

9.	Final Provisions

9.1

This AGREEMENT replaces the provisions of the OLD COOPERATION AGREEMENT which relate to the rendering of PROJECT SERVICES. The provisions of the LICENSING AGREEMENT shall remain unaffected by the provisions of this AGREEMENT and shall prevail over the provisions of this AGREEMENT in case of any conflicts.

9.2

The PARTIES shall be entitled to transfer their rights and duties arising from this AGREEMENT to their AFFILIATED COMPANIES and Legal Successors; they are also entitled to transfer them to THIRD PARTIES to which the PARTIES have transferred essential assets relating to this AGREEMENT. The PARTIES will immediately inform each other about the above-mentioned transfers to keep any negative effects for the relevant other PARTY to a minimum.

9.3

All notifications to be sent from TRON to BIONTECH or from BIONTECH to TRON which relate to this AGREEMENT shall be sent by post or by fax with a confirmation copy by post to the following addresses of TRON and of BIONTECH:

To TRON:

TRON-Translationale Onkologie

an der Universitätsmedizin

der Johannes Gutenberg-Universität Mainz gemeinnützige GmbH

[***]

Freiligrathstrasse 12

55131 Mainz

To BIONTECH:

BioNTech AG

An der Goldgrube 12

55131 Mainz

[***]

9.4	This Agreement shall be governed by German law.

9.5

Mediation proceedings shall be held in accordance with the Rules of Mediation of the Deutsche Institution for Schiedsgerichtsbarkeit e.V. [German Institution of Arbitration] (DIS) as amended at the time of initiation of the proceedings for all disputes arising out of or in connection with this AGREEMENT. The place of the mediation proceedings shall be Frankfurt am Main. The number of mediators shall be one (1). The language of the mediation proceedings shall be German. If the dispute is not settled within [***] days after the request for mediation proceedings or within a different period to which the PARTIES agree, in writing, each PARTY shall be entitled to cause a decision on the dispute in accordance with Art. 9.6.

9.6

After the unsuccessful completion of mediation proceedings as defined in Art. 9.5, all disputes arising out of or in connection with the AGREEMENT or regarding its validity will be finally and bindingly decided upon in accordance with the Rules of Arbitration of the Deutsche Institution for Schiedsgerichtsbarkeit e.V. (DIS), to the exclusion of proceedings in the ordinary courts. The place of the arbitration proceedings shall be Frankfurt am Main. The number of arbitrators shall be three (3). The language of the arbitration proceedings shall be German.

9.7

If individual provisions of this AGREEMENT are or become ineffective or impracticable, the other provisions shall remain in full force and effect. The PARTIES undertake to replace any ineffective or impracticable provision immediately by an effective or practicable provision which comes as close as possible to the economic meaning of the provision to be replaced. The same shall apply if the AGREEMENT contains any gaps.

9.8

In case of any conflicts between the individual agreements and this Master Agreement, this Master Agreement shall prevail over the contradicting provision set forth in the individual order, unless it is explicitly agreed between the relevant PARTIES in the individual order that the provisions set forth in the individual order shall prevail.

9.9	Supplements to and amendments of this Agreement shall be made in writing. The same shall apply to any waiver of the written form requirement.

- Signature pages below –

Place, date: Mainz, 16.03.2015

BIONTECH AG	BioNTech Protein Therapeutics GmbH

Signed by: [***]	Signed by: [***]

Name: [***]	Name: [***]

Title: [***]	Title: [***]

BioNTech RNA Pharmaceuticals GmbH	BioNTech Cell & Gene Therapies GmbH

Signed by: [***]	Signed by: [***]

Name: [***]	Name: [***]

Title: [***]	Title: [***]

BioNTech Diagnostics GmbH	EUFETS GmbH

Signed by: [***]	Signed by: [***]

Name: [***]	Name: [***]

Title: [***]	Title: [***]

JPT Peptide Technologies GmbH

Signed by: [***]

Name: [***]

Title: [***]

TRON-Translationale Onkologie
at the Universitätsmedizin der Johannes Gutenberg – Universität Mainz gemeinnützige GmbH

Signed by: [***]	Signed by: [***]

Name: [***]	Name: [***]

Title: [***]	Title: [***]

Annex 1

Template – Individual agreement for a PROJECT

Individual agreement on a PROJECT

PROJECT TITLE:

xxx

(ACRONYM)

Between

xxx

(hereinafter referred to as “BIONTECH”)

TRON Translational Oncology at the University Medical Centre of Johannes Gutenberg – University of Mainz, a non-profit-making company, Freiligrathstraße 12, D-55131 Mainz, Germany

(hereinafter referred to as “TRON”)

(TRON and BIONTECH hereinafter jointly referred to as the “Parties”)

PREAMBLE

This individual agreement on a PROJECT (“Individual project”) is concluded between the parties on the basis of the “Framework Agreement on research services” between TRON and the companies of the BIONTECH GROUP (hereinafter referred to as the “FRAMEWORK AGREEMENT”).

Project Information

Project number of the Client:

EudraCT number (if applicable):

Project number of TRON:

1.	Contents of the PROJECT and remuneration

1.1 PROJECT summary

[Description of the background of the project, the detailed project objectives, the the planned implementation strategy as well as the expected results and, if necessary, prerequisites for the execution of the project].

1.2 Scope of PROJECT SERVICES and remuneration

Work package	Duration	Estimated effort

The PROJECT SERVICES include in detail the following from TRON the activities to be carried out:

Overview of the work, if necessary graphically – Structure plan and flow chart of the work packages (UML) – Overview)

Work package 1:

[Detailed description of the scientific rationale as well as specification of the expected results and objectives, implementation strategy, including the necessary technologies and methods, detailed structure of the work packages, and subcontract packages with detailed UML planning, if possible milestone planning, termination criteria, time lines].

Work package 2:

[Detailed description of the scientific rationale as well as specification of the expected results and objectives, implementation strategy, including the necessary technologies and methods, detailed structure of the work packages, and subcontract packages with detailed UML planning, if possible milestone planning, termination criteria, time lines].

Work package 3:

[Detailed description of the scientific rationale as well as specification of the expected results and objectives, implementation strategy, including the necessary technologies and methods, detailed structure of the work packages, and subcontract packages with detailed UML planning, if possible milestone planning, termination criteria, time lines].

1.3. Total remuneration; fixed prices and cost-related billing

1.3.1 For the following PROJECT SERVICES, the Parties agree the following following fixed prices:

xxxx: €.

xxxx: €.

xxxx: €.

1.3.2 Unless a fixed price has been agreed in accordance with 1.3.1, the fixed price shall be calculated in accordance with this Individual order to be paid to TRON by the ordering party for the PROJECT SERVICES in accordance with § 5.3 of the FRAMEWORK AGREEMENT – if applicable until Amount of a maximum amount agreed in accordance with § 5.2 of the FRAMEWORK AGREEMENT or 1.3.3 of the FRAMEWORK AGREEMENT Remuneration – according to the actual expenditure incurred by TRON.

1.3.3 The maximum amount to be paid to TRON by the ordering party for all PROJECT SERVICES, including all on the basis of the FRAMEWORK AGREEMENT of the chargeable costs:

             €.

All PROJECT SERVICES shall be invoiced in accordance with clause 5.4. of the FRAMEWORK AGREEMENT.

1. 4 References (alternative to section 1.2, if applicable):

•	TRON’s offer of xxxx, offer number: xxxx is to this individual order as Exhibit 1 and the customer accepts the offer with his or her own signature under this individual contract.

2    Materials for carrying out the PROJECT SERVICES

2.1 In order to perform the PROJECT SERVICES, the Client shall be responsible to TRON (if necessary via third parties) make the following materials available free of charge:

Materials	Specification	Intended use	Quantity	Origin

2.2 Storage	and disposal of materials according to 2.1

Insofar as the materials are not used within the scope of the performance of the PROJECT SERVICES, the will be consumed, these:

•	are stored free of charge by TRON until the final report is handed over.

•	will be returned to the customer by TRON after completion of the services.

•	by TRON for a maximum of 3 months after delivery of the final report.and kept it in a safe place

3	Project manager

The parties shall appoint the following contact persons for the PROJECT:

Client project management:
Name:
Position:
Email:
Client project management:
Name:
Position:
Email:

TRON project management:
Name:
Position:
Email:
TRON project manager:
Name:
Position:
Email:

The parties shall inform each other in good time in writing about any changes to the project number/cost centre or the contact person.

4	Documentation, form interim reports, form final report (sample)

5	Quality assurance, audits, data management (in the case of individual orders within the framework of the of the clinic)

For quality assurance and further delimitation of responsibilities, the parties have established a Quality Assurance Agreement, which as Exhibit 2 is part of this agreement.

6	Other

7	Term

This individual order shall become effective upon signature of both parties with effect from xx.xx.xx.xxxx and shall end, if not previously terminated, upon performance of the PROJECT; however, no later than xx.xx.xx.xxxx.

8	Final clauses

Unless expressly agreed otherwise in this individual order between the parties, all provisions of the FRAMEWORK AGREEMENT shall apply to this individual order without restriction.

Client

Place, Date

Name:

Title: Managing Director/Management Board

TRON

Place, Date,	Place, Date,

Name:	Name:

Title: Managing Director	Title: Managing Director

Annex 2

Overall project plans according to point 2.2

Annex 3

TEMPLATE of a declaration for persons involved in PROJECTS who are not employed by TRON or a subcontractor involved in the relevant PROJECT (e.g. undergraduates, doctoral candidates, students)

During my work for the <Institution> when working on a project that will be carried out under the “Framework Agreement” between TRON and the companies of the BIONTECH GROUP (“AGREEMENT”), I hereby commit:

(i)

to observing the attached confidentiality obligation (excerpt from the AGREEMENT) which is known to me and which I have referred to in this statement as annex, which is primarily incumbent upon TRON with regard to the relevant companies of the BIONTECH GROUP within the context of the above-mentioned research services; and

(ii)

to waiving the assertion of any negative right of publication under Article 42 no. 2 of the German Employee Inventions Act with regard to all results achieved by me in connection with the above-mentioned project, provided that the German Employee Inventions Act and this Article are applicable to me; and

(iii)

to reporting to TRON all inventions arising within the context of my participation in the project and to transfer all results generated by me within the context of my participation in the project and all rights thereto to TRON; I hereby transfer all results generated by me within the context of my participation in the project and all rights thereto to TRON. If a transfer cannot yet take place for legal reasons, I hereby undertake to make the necessary declarations to TRON for the transfer after the generation of the results.

Name:

First name:

Signature:

Acceptance by TRON:

Name:

First name:

Signature: